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                                                                   EXHIBIT 10.73


                          ARBITRATION AWARD AGREEMENT



         THIS ARBITRATION AWARD AGREEMENT (the "Agreement") is entered into as of the 3rd day of February, 2003, by and between WILLIAM P. O'REILLY ("O'Reilly"), MONTANA CORPORATION, a Michigan corporation ("O'Reilly Consulting Firm"), and VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Verso").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to that certain arbitration proceeding pending before the American Arbitration Association (Case No. 54-199-002862) (the "Proceeding"); and

         WHEREAS, the parties hereto desire to structure the satisfaction and payment of all amounts (of whatever character or nature) awarded to O'Reilly and the O'Reilly Consulting Firm (collectively, the "Claimants") in the Proceeding (the "Award") as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual terms and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereto agree as follows:

         SECTION 1. AWARD SATISFACTION AND PAYMENT. The satisfaction and payment of any Award shall be based on the aggregate amount of the Award to the Claimants as follows:

                (a) Within three (3) business days of the execution of this Agreement, Verso shall cause to be delivered to O'Reilly 275,000 unregistered shares (the "Base Shares") of Verso's common stock, $.01 par value per share (the "Common Stock"). If the aggregate amount of the Award to the Claimants is less than or equal to $125,000, then the delivery of the Base Shares to O'Reilly shall be full and final satisfaction of the Award.

                (b) If the amount of the Award to the Claimants is greater than $125,000, then Verso shall satisfy and pay the Award by (i) the delivery of the Base Shares to O'Reilly; and (ii) entering into, and performing its obligations under, a consulting agreement with O'Reilly in substantially the form attached hereto as Exhibit A (the "O'Reilly Consulting Agreement"). The number to be inserted in Section 4.1 of the O'Reilly Consulting Agreement shall be calculated in the manner set forth in Section 2 below.

                (c) The Claimants agree that the amounts (and the form thereof) to be paid to O'Reilly pursuant to this Agreement (and the O'Reilly Consulting Agreement, if applicable) in respect of the Award are in lieu, and in complete satisfaction, of the Award, and each Claimant hereby irrevocably waives its right to enforce the Award other than through the enforcement of this Agreement and the Consulting Agreement (if applicable).

         SECTION 2. O'REILLY CONSULTING AGREEMENT.

                (a) As soon as the Award is finalized, Verso and O'Reilly shall calculate the numbers to be inserted into Section 4.1 of the O'Reilly Consulting Agreement, as set forth

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below, shall insert those numbers, and shall execute and deliver the O'Reilly
Consulting Agreement. The numbers to be inserted in Section 4.1 of the O'Reilly Consulting Agreement shall be calculated as follows:

                (i) The number to be set forth in Section 4.1A of the Consulting Agreement shall be equal to 140,000 multiplied by the Multiplier (as determined below);


                (ii) The number to be set forth in Section 4.1B of the Consulting Agreement shall be equal to 140,000 multiplied by the Multiplier (as determined below); and

                  (iii) The number to be set forth in Section 4.1C of the Consulting Agreement shall be equal to 70,000 multiplied by the Multiplier (as determined below).


         (b) For the purposes of this Section 2, the Multiplier shall be equal to (i) the quantity equal the Award minus $125,000, divided by (ii) $275,000, but the Multiplier shall not be less than zero nor greater than one (1). The following are examples of the calculation of the Multiplier:

                  (i) If the Award is $262,500, then the Multiplier is equal to $262,500, minus $125,000 (which is $137,500), divided by $275,000 (which results in the Multiplier being equal to 0.5 in this example);

                  (ii) If the Award is $125,000, then the Multiplier is equal to $125,000, minus $125,000 (which is zero), divided by $275,000 (which results in the Multiplier being equal to zero in this example); and

                  (iii) If the Award is $525,000, then the Multiplier is equal to $525,000, minus $125,000 (which is $400,000), divided by $275,000 (which results in the Multiplier being equal to 1.45, but the Multiplier cannot be greater than one, and, therefore, the Multiplier equals one (1) in this example).

         (c) Notwithstanding anything herein to the contrary, with the prior consent of O'Reilly, Verso shall have the right to accelerate the payment of any amounts due under the Consulting Agreements and any such payment shall be reduced to the present value thereof based on a time value of money factor equal to five percent (5%) per annum calculated by reference to the original due date of the payment so accelerated.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF VERSO. Verso hereby represents and warrants to the Claimants as follows:


                (a) Verso is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

                (b) Verso has the right, power and capacity to execute, deliver and perform this Agreement and the O'Reilly Consulting Agreement (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Verso of the Transaction Documents, and the


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consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of Verso. This Agreement has been, and the other Transaction Documents will be, duly and validly executed and delivered by Verso and constitute Verso's legal, valid and binding obligation, enforceable in accordance with its and their terms.

                (c) The execution and delivery of this Agreement by Verso and the other Transaction Documents, the consummation by Verso of the transactions contemplated herein and therein, and the performance of the covenants and agreements of Verso contained herein and therein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of the articles of incorporation or bylaws of Verso, (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument or other agreement to which Verso is a party or by which Verso or any of its assets may be bound, or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Verso is a party or by which Verso or any of its assets may be bound.

                  (d) Any shares of Common Stock issued to O'Reilly pursuant to the terms and conditions of any of the Transaction Documents shall be, when issued, duly and validly issued, fully-paid and non-assessable.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE CLAIMANTS. (a) Each Claimant (as to itself or himself, as the case may be) hereby represents and warrants to Verso as follows:

                  (i) If Claimant is corporation, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Each Claimant has the right, power and capacity to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Claimant is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action (corporate or otherwise, as the case may be) on the part of such Claimant. This Agreement has been, and the other Transaction Documents to which such Claimant is a party shall be, duly and validly executed and delivered by such Claimant and constitute such Claimant's legal, valid and binding obligation, enforceable in accordance with its and their terms.

                  (iii) The execution and delivery by such Claimant of this Agreement and the other Transaction Documents to which such Claimant is a party, the consummation of the transactions contemplated herein and therein by such Claimant, and the performance of the covenants and agreements of the such Claimant will not, with or without the giving of notice or the lapse of time, or both (i) violate or conflict with, in the case of the O'Reilly Consulting Firm, any of the provisions of its certificate of incorporation or bylaws, (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument or other agreement to which such Claimant is a party or by which such Claimant or any of its assets may be bound or (iii) violate any provision


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of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which such Claimant is a party or by which such Claimant or any of its assets may be bound.

         (b) O'Reilly represents and warrants to Verso that he is acquiring the shares of Common Stock hereunder or under the O'Reilly Consulting Agreement (collectively, the "Shares") for his own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part.

         (c) O'Reilly acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), by virtue of Section 4(2) of the 1933 Act and the provisions of Regulation D thereunder, and in furtherance thereof, such Claimant represents and warrants to, and agrees with, Verso as follows:

                  (i) O'Reilly has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and has no need for liquidity with respect to its investment in Verso;

                  (ii) O'Reilly is an "accredited investor" (as that term is defined in Rule 501(a) of Regulation D under the 1933 Act (17 C.F.R. 230.501(a));

                  (iii) O'Reilly has had access to Verso's files and records (collectively, the "Documents"), understands and has evaluated the risks of a purchase of the Shares, and has relied solely on the information contained in the Documents;

                  (iv) O'Reilly has been provided an opportunity to obtain additional information concerning Verso and has been given the opportunity to ask questions of and receive answers from Verso concerning the items and conditions of this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for such Claimant to evaluate the merits and risks of purchase of the Shares, and has not been furnished any other offering literature or prospectus except as mentioned herein;

                  (v) O'Reilly has not relied on any oral representation or oral information in connection with the offering of the Shares which is not contained in this Agreement or in the Documents; and

                  (vi) O'Reilly has determined that the Shares are a suitable investment and that such Claimant could bear a complete loss of its investment; and

                  (vii) O'Reilly (A) will not sell or otherwise transfer the Shares unless registered under the 1933 Act or in reliance upon an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares or underlying securities have not been registered under the 1933 Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of other than pursuant to an exception from registration under the 1933 Act and any other applicable securities laws; and (B) acknowledges that a legend



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indicating that the Shares have not been registered under such laws and referring to the restrictions on transferability and sale of the Shares may be placed on the certificate or certificates delivered to the undersigned or any substitute certificate therefor, and any transfer agent of Verso may be instructed to require compliance therewith.

         SECTION  5. MUTUAL RELEASE.


                  (a) Each Claimant, for itself or himself, as the case may be, and on behalf of its or his agents, representatives, successors, heirs and assigns, hereby releases, waives, acquits, withdraws, retracts, and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which he now has or may hereafter have, directly or indirectly, personally or in any capacity, against Verso and all and any of its present or former affiliates, parents, subsidiaries, predecessors, successors and assigns, as well as its present or former owners, shareholders, investors, lenders, agents, independent contractors, directors, officers, partners, employees, associates, representatives, consultants, attorneys and insurers, whatsoever, from the beginning of time to, and including, the date of this Agreement, including, without limitation, in any way relating to or arising out of the that certain consulting agreement (as amended) which is the subject of the Proceeding (the "Old Consulting Agreement"); provided, however, that nothing herein shall release Verso from its obligations under (i) this Agreement; (ii) the O'Reilly Consulting Agreement; (iii) Section 9(a) of the Old Consulting Agreement; or (iv) provided that the aggregate Award is greater than $125,000, those certain stock options (including, without limitation, any stock option agreement relating thereto) described on Exhibit B hereto (collectively, the "Options") granted by Verso to O'Reilly.

                  (b) Verso, for itself and on behalf of its agents, representatives, successors and assigns, hereby releases, waives, acquits, withdraws, retracts, and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which he now has or may hereafter have, directly or indirectly, in any capacity, against any of the Claimants and all and any of their respective present or former affiliates, parents, subsidiaries, predecessors, successors and assigns, as well as their present or former owners, shareholders, investors, lenders, agents, independent contractors, directors, officers, partners, employees, associates, representatives, consultants, attorneys and insurers, whatsoever, from the beginning of time to, and including, the date of this Agreement, including, without limitation, in any way relating to or arising out of the Old Consulting Agreements; provided, however, that nothing herein shall release the Claimants from their respective obligations under (i) this Agreement; (ii) the Consulting Agreements; or (iii) provided that the aggregate Award is greater than $125,000, the Options.

         SECTION 6. OPTIONS. If the aggregate Award is greater than $125,000, then the Options shall remain in effect and O'Reilly shall be entitled to exercise his rights thereunder in accordance with the terms thereof; it being understood and agreed that, unless the applicable Option provides an earlier termination date, O'Reilly's right to exercise the Options shall terminate 90 days following the termination or expiration of the O'Reilly Consulting Agreement.



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If the aggregate Award is less than or equal to $125,000, then the
Options shall be terminated without any further action and shall be of no force or effect whatsoever.

         SECTION  7. PIGGYBACK RIGHTS AND RELATED MATTERS.

                  (a) Verso agrees to register for resale, at its expense, the shares of Common Stock issued to O'Reilly pursuant to this Agreement and to be issued pursuant to the O'Reilly Consulting Agreement (collectively, the "Shares")), upon the filing of a registration statement under the 1933 Act for Verso's next registered primary public offering, other than a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 (as promulgated by the Securities and Exchange Commission under the 1933 Act) transaction, or a registration on any registration form that does not permit secondary sales, subject to customary underwriter cut-backs and the registration rights of other holders of shares of Common Stock.

                  (b) Verso shall promptly cause unlegended certificates for the Shares to be issued and delivered to O'Reilly upon receipt of an opinion of counsel (which may be counsel to Verso), which opinion shall be in form and substance reasonably satisfactory to Verso, to the effect that the shares represented by such certificates may be lawfully disposed of in compliance with the 1933 Act without registration, qualification or legend. In addition, Verso shall use its reasonable best efforts to facilitate any sale by O'Reilly of shares of Common Stock held by him in accordance with Rule 144 under the 1933 Act, including issuing or causing to be issued any necessary instructions to the transfer agent for the Common Stock. In the event that a legal opinion is required for any of the foregoing, Verso shall arrange for its counsel to provide that legal opinion, as long as O'Reilly provides all appropriate documentation requested by counsel.

         SECTION  8. MISCELLANEOUS.

                  (a) All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail (postage pre-paid and return receipt requested), sent by overnight courier service or faxed (transmission confirmed), or otherwise actually received. All such notices and other communications shall be delivered, mailed, couriered or faxed (in each case, together with an e-mail notification to the e-mail addresses set forth herein (or otherwise designated in writing to the other party) of the sending of such notice or communication), (i) if to a Claimant, at the address or facsimile number set forth on the signature pages hereof, and (ii) if to Verso, at 400 Galleria Parkway, Suite 300, Atlanta, Georgia 30339 (Facsimile No.:
678-589-3750), Attention: Juliet M. Reising (e-mail: Juliet.reising @verso.com), or at such other address or facsimile number as such Claimant or Verso may designate in writing to the other party.

                  (b) This Agreement shall be governed and construed in accordance with the laws of the State of Michigan (without giving effect to choice of law principles thereof). Each of the parties hereto irrevocably agrees that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Southfield, Michigan in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. If the arbitrator in the Proceeding is available and willing to serve as arbitrator with respect to any such controversy or claim, then he shall be the arbitrator for any such controversy or claim. If the arbitrator in the Proceeding is unavailable or unwilling to so serve, then a single


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arbitrator shall be selected in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding as to any matter submitted to him under this Agreement, and judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and delivered by facsimile.

                  (d) This Agreement may be amended only by a written instrument signed by the Claimants and Verso. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  (e) All rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns (including, without limitation, any trustees or liquidators). This Agreement, and the rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other parties.

                  (f) The Claimants, on the one hand, and Verso, on the other hand, will each bear their respective legal and other fees and expenses in connection with the transactions contemplated hereby.

                  (g) Each party hereto agrees to do all acts and to make, execute and deliver such written instruments as shall from time to time be reasonably necessary to carry out the terms and provisions of this Agreement.

                  (h) This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior written or oral agreements between the parties hereto which may have related to the subject matter hereof in any way.



                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                  VERSO TECHNOLOGIES, INC.

                                  By: /s/ Juliet M. Reising
                                      ----------------------------

                                  Its:Executive Vice President and
                                      ----------------------------
                                      Chief Financial Officer
                                      ----------------------------


                                  /s/ William P. O'Reilly
                                  --------------------------------
                                  WILLIAM P. O'REILLY



                                  MONTANA CORPORATION

                                  By:/s/ William P. O'Reilly
                                  --------------------------------
                                  Its: President
                                  --------------------------------

                                  ADDRESS FOR NOTICE FOR O'REILLY AND O'REILLY
                                  CONSULTING FIRM:

                                  280 N. Old Woodward
                                  Suite 211
                                  Birmingham, Michigan  48009
                                  Fax: (248) 927-0350
                                  E-mail:  oreilly55@hotmail.com